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                                                                   Exhibit 12(b)

JORDENBURT

1025 Thomas Jefferson Street, N.W.
Suite 400 East                                    777 Brickell Avenue, Suite 500
Washington, DC 20007-5208                                   Miami, FL 33131-2803
(202) 965-8100                                                     (305)371-2600
Telecopier: (202)965-8104                              Telecopier: (305)372-9928
                                              175 Powder Forest Drive, Suite 201
                                                         Simsbury, CT 06089-9658
                                                                   (860)392-5000
                             March 24, 2003            Telecopier: (860)392-5058


  Dow Target Variable Fund LLC
  One Financial Way
  Montgomery, Ohio 45242

  Ladies and Gentlemen:

          You have requested our opinion as to the Federal income tax consequences of the transactions (the "Consolidation") pursuant to which the 24 existing monthly investment portfolios (collectively the "Pre-Consolidation Portfolios") of the Dow Target Variable Fund LLC ("Dow Fund") will be consolidated into eight new quarterly investment portfolios of the Dow Fund (collectively the "Post-Consolidation Portfolios"). As more fully described below, the Consolidation will consolidate the 12 current monthly Dow Target 10 Portfolios into 4 new quarterly Dow Target 10 Portfolios and will consolidate the 12 current monthly Dow Target 5 Portfolios into 4 new quarterly Dow Target 5 Portfolios.

  I.      THE CONSOLIDATIONS

          As a part of the Consolidation, the 12 current investment portfolios of the Dow Target 10 Portfolios will be consolidated into the four new Dow Target 10 Portfolios as follows:

  DOW TARGET 10 PORTFOLIOS                   DOW TARGET 10 PORTFOLIOS
  BEFORE CONSOLIDATION                       AFTER CONSOLIDATION

  Dow Target 10 - January Portfolio          Dow Target 10 - First Quarter Portfolio
  Dow Target 10 - February Portfolio
  Dow Target 10 - March Portfolio

  Dow Target 10 - April Portfolio            Dow Target 10 - Second Quarter Portfolio
  Dow Target 10 - May Portfolio
  Dow Target 10 - June Portfolio

  Dow Target 10 - July Portfolio             Dow Target 10 - Third Quarter Portfolio
  Dow Target 10 - August Portfolio
  Dow Target 10 - September Portfolio


                                JORDEN BURT LLP
                            HTTP://www.JORDENUSA.COM

                              AFFILIATED COUNSEL:
JONES & BLOUCK L.L.P. - WASHINGTON, D.C         FLEMING & PHILLIPS LLP - SAN FRANCISCO, CA






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JORDENBURT

Dow Target Variable Fund LLC
March 24, 2003
Page 2

Dow Target 10 - October Portfolio            Dow Target 10 - Fourth Quarter Portfolio
Dow Target 10 - November Portfolio
Dow Target 10 - December Portfolio

     As a further part of the Consolidation, the 12 current investment portfolios of the Dow Target 5 Portfolios will be consolidated into the four new
Dow Target 5 Portfolios as follows:

DOW TARGET 4 PORTFOLIOS                       DOW TARGET 5 PORTFOLIOS
BEFORE CONSOLIDATION                          AFTER CONSOLIDATION

Dow Target 5 - January Portfolio              Dow Target 5 - First Quarter Portfolio
Dow Target 5 - February Portfolio
Dow Target 5 - March Portfolio

Dow Target 5 - April Portfolio                Dow Target 5 - Second Quarter Portfolio
Dow Target 5 - May Portfolio
Dow Target 5 - June Portfolio

Dow Target 5 - July Portfolio                 Dow Target 5 - Third Quarter Portfolio
Dow Target 5 - August Portfolio
Dow Target 5 - September Portfolio

Dow Target 5 - October Portfolio              Dow Target 5 - Fourth Quarter Portfolio
Dow Target 5 - November Portfolio
Dow Target 5 - December Portfolio


The consolidation of the 12 current investment portfolios of the Dow Target 10 Portfolios into four new Dow Target 10 Portfolios and the consolidation of the 12 current investment portfolios of the Dow Target 5 Portfolios into four new Dow Target 5 Portfolios will be effected under the terms of the First Amended Operating Agreement of the Dow Fund dated February 5, 2003.

II.  LIMITATIONS


     This opinion is intended solely for delivery to Ohio National Life Insurance Company ("Ohio National"), the Dow Fund and the holders of membership interest in the Dow Fund. Only Ohio National, the Dow Fund and the holders of membership interests in the Dow Fund may rely on this opinion. We specifically disclaim any obligation to update or supplement this opinion to reflect any change in the law or Internal Revenue Service (the "IRS") position with respect to the issues addressed herein.


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JORDENBURT

Dow Target Variable Fund LLC
March 24, 2003
Page 3


     We have examined and are familiar with such documents, records and other instruments relating to the Consolidation and the parties thereto as we have deemed appropriate for purposes of this opinion letter, including the Application for an Order Under Section 17(b) of the Investment Company Act of 1940 for an Exemptive Order from the Provisions of Section 17(a) of the Investment Company Act of 1940.

     In rendering this opinion, we have assumed the Consolidation will be carried out pursuant to the terms of the Exemptive Order and the First Amended Operating Agreement, and that all of the factual statements and information contained therein, and in other documents, records and instruments supplied to us are correct and that there will be no material change with respect to such facts or information prior to the time of the Consolidation. In rendering this opinion, we have also relied on the Assumptions stated in Part III, below, and we have assumed that the facts stated therein are correct in all material respects as of the date hereof and will remain correct at the effective time of the Consolidation.


III. ASSUMPTIONS

     1. The Dow Fund is an Ohio limited liability company and is not a corporation under Ohio law.

     2. The Dow Fund is an open-end, non-diversified management investment company registered under the Investment Company Act of 1940 and the Securities Act of 1933.

     3. Pursuant to the Operating Agreement of the Dow Fund dated November 8, 2001, all of the assets and the liabilities of the Dow Fund immediately prior to the Consolidation will be held in or allocated to one of the 24 Pre-Consolidation Portfolios, specifically the 12 current monthly Dow Target 10 Portfolios listed above, and the 12 current monthly Dow Target 5 Portfolios listed above.

     4. Immediately prior to the Consolidation, the only owners of the membership interests of Pre-Consolidation Portfolios will be separate accounts of Ohio National, which hold such membership interests as underlying investments for variable annuity contracts issued by Ohio National to the public; the owners of such contracts having instructed Ohio National, pursuant to the terms of their contracts, to allocate a portion of the value of such contracts to the separate accounts of Ohio National which invest in the membership interests of the Pre-Consolidation Portfolios.

     5. Pursuant to the First Amended Operating Agreement of the Dow Fund dated February 5, 2003, all of the assets and the liabilities of the Dow Fund immediately after the
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JORDENBURT



Dow Target Variable Fund LLC
March 24, 2003
Page 4



Consolidation will be held in or allocated to one of the 8 Post-Consolidation Portfolios, specifically the 4 new quarterly Dow Target 10 Portfolios listed above, and the 4 new quarterly Dow Target 5 Portfolios listed above.

     6. Immediately after the Consolidation, the only owners of the membership interests of Post-Consolidation Portfolios will be separate accounts of Ohio National, which hold such membership interests as underlying investments for variable annuity contracts issued by Ohio National to the public; the owners of such contracts having instructed Ohio National, pursuant to the terms of their contracts, to allocate a portion of the value of such contracts to the separate accounts of Ohio National which will invest in the membership interests of the Post-Consolidation Portfolios.


     7. Neither the Dow Fund, nor any of the 24 Pre-Consolidation Portfolios, nor any of the 8 Post-Consolidation Portfolios has elected or will elect to be classified as an association pursuant to Treas. Reg. Sections 301.7701-3(a) and
(c).


     8. The 12 monthly Dow Target 10 portfolios listed above are non-diversified portfolios comprised of the common stocks of the 10 companies in the Dow Jones Industrial Average ("DJIA") having the highest dividend yields as of the close of business on, or about, the second to the last business day prior to the beginning of each portfolio's annual term.

     9. The 4 quarterly Dow Target 10 portfolios listed above will be non-diversified portfolios comprised of the common stocks of the 10 companies in the DJIA having the highest dividend yields as of the close of business on, or about, the second to the last business day prior to the beginning of each portfolio's annual term.


     10. The 12 monthly Dow Target 5 portfolios listed above are non-diversified portfolios comprised of the common stocks of the five companies in the DJIA having the lowest per share stock prices as of the close of business on, or about, the second to the last business day prior to the beginning of each portfolio's annual term.


     11. The 4 quarterly Dow Target 5 portfolios listed above will be non-diversified portfolios comprised of the common stocks of the five companies in the DJIA having the lowest per share stock prices as of the close of business on, or about, the second to the last business day prior to the beginning of each portfolio's annual term.

     12. Membership interests in the Dow Fund are and will continue to be sold solely to the separate accounts of Ohio National to support certain benefits under variable annuity contracts issued to the public by Ohio National.

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JORDENBURT

Dow Target Variable Fund LLC
March 24, 2003
Page 5


     13. The Board of Managers of the Dow Fund has determined, for valid business reasons, that it is advisable to restructure the 12 Dow Target 10 and 12 Dow Target 5 portfolios into quarterly, rather than monthly, portfolios and the Board has adopted the Consolidation Plan subject to, among other things, approval from the contract owners of variable annuity contracts issued by Ohio National.

     14. At the Effective Time, each Pre-Consolidation Portfolio shall transfer all of its assets and liabilities to the corresponding Post-Consolidation Portfolio in exchange for which the Post-Consolidation Portfolio shall simultaneously assume all of the liabilities of each Pre-Consolidation Portfolio from which it has received a transfer of assets and liabilities and shall issue to each Pre-Consolidation Portfolio from which it has received a transfer of assets and liabilities membership interests of the Post-Consolidation Portfolio equal in aggregate value to the excess of the value of the assets it has received from such Pre-Consolidation Portfolio over the amount of the liabilities of such Pre-Consolidation Portfolio that the Post-Consolidation Portfolio has assumed.

     15. As soon as conveniently possible after the Effective Time, each Pre-Consolidation Portfolio shall distribute to each holder of its outstanding membership interests the number of membership interests of the Post-Consolidation Portfolio as shall have an aggregate value equal to the aggregate value of the membership interests of the Pre-Consolidation Portfolio which were owned by such member immediately prior to the Effective Time, such values to be determined by the net asset values per membership interest of the membership interests of the Post-Consolidation Portfolio and the Pre-Consolidation Portfolio at the Effective Time, in exchange for and in cancellation of the member's interests of the Pre-Consolidation Portfolio.

     16. Ohio National will bear all of the costs of the Consolidation and none of those costs will be borne by any Pre-Consolidation Portfolio or by any Post-Consolidation Portfolio.

IV.  OPINIONS

     Based on the Code, Treasury Regulations issued thereunder, IRS rulings and pronouncements and the relevant case law, as of the date hereof, and on the facts, representations and assumptions set forth above, and the documents, records and other instruments we have reviewed, it is our opinion that, under current Federal income tax law in effect as of this date:

     1. The Dow Fund is a business entity that has a single owner and is not a corporation within the meaning of Treas. Reg. Sections 301.7701-2(a) and (b).
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JORDENBURT

Dow Target Variable Fund LLC
March 24, 2003
Page 6



     2. The Dow Fund, and each of the Pre-Consolidation Portfolios and each of the Post-Consolidation Portfolios, will be disregarded as an entity separate from Ohio National for federal income tax purposes pursuant to Treas. Reg.
Section 301.7701-2(c)(2).


     3. The Consolidation will be treated as the restructuring of a branch or division of Ohio National for federal income tax purposes pursuant to IRS Announcement 99-102, 1999-2 C.B.545.

     4. No gain or loss will be recognized by any of the Pre-Consolidation Portfolios on the transfer of assets to any of the Post-Consolidation Portfolios as a part of the Consolidation.

     5. No gain or loss will be recognized on the receipt of any assets by any of the Post-Consolidation Portfolios from any of the Pre-Consolidation Portfolios as a part of the Consolidation.

     6. No gain or loss will be recognized by any of the Pre-Consolidation Portfolios on the assumption of its liabilities by any of the Pre-Consolidation Portfolios as a part of the Consolidation.

     7. No gain or loss will be recognized by any of the Post-Consolidation Portfolios on its assumption of the liabilities of any of the Pre-Consolidation Portfolios as a part of the Consolidation.

     8. The basis to each Post-Consolidation Portfolio of the assets received pursuant to the Consolidation from a Pre-Consolidation Portfolio will be the adjusted basis of the assets of the Pre-Consolidation Portfolio.

     9. The holding period for the assets of a Pre-Consolidation Portfolio transferred pursuant to the Consolidation will carry over to the Post-Consolidation Portfolio.

     10. Ohio National will not recognize any gain or loss on the receipt of membership interests of a Post-Consolidation Portfolio in exchange for membership interests of the corresponding Pre-Consolidation Portfolio as a part of the Consolidation.

     11. The basis to Ohio National of the Post-Consolidation Portfolio membership interests immediately after the Consolidation will be the adjusted basis of the corresponding Pre-Consolidation Portfolio membership interest immediately before the Consolidation.
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JORDEN BURT

Dow Target Variable Fund LLC
March 24, 2003
Page 7


     12. No gain or loss will be recognized by any variable annuity contract owner that is based in whole or in part upon an investment in a Pre-Consolidation Portfolio as a result of the Consolidation.

     We are not expressing an opinion as to any aspect of the Consolidation other than those opinions expressly stated above.

     As noted above, this opinion is based upon our analysis of the Code, Treasury Regulations issued thereunder, IRS Rulings and case law, which we deem relevant as of the date hereof. No assurances can be given that there will not be a change in the existing law or that the IRS will not alter its present views, either prospectively or retroactively, or adopt new views with regard to any of the matters upon which we are rendering this opinion. Further, this opinion is not binding on the IRS or any court that could ultimately determine the taxation of the items referred to herein, nor can any assurances be given that the IRS will not audit or question the treatment accorded to the Consolidation.

                              Very truly yours,
                              /s/ Jorden Burt LLP
                              Jordan Burt LLP